Exhibit 99.1

Press Contact:	Nicole Anderson Ciena Corporation (410) 694–5786 pr@ciena.com

Investor Contact:	Suzanne DuLong Ciena Corporation (888) 243–6223 ir@ciena.com
FOR IMMEDIATE RELEASE
Ciena Obtains U.S. and Canadian Court Approvals to Acquire the Optical and Carrier
Ethernet Assets of Nortel’s Metro Ethernet Networks Business
LINTHICUM, Md., — December 2, 2009 — Ciena® Corporation (NASDAQ: CIEN), the network specialist, today announced that its agreement with Nortel to acquire substantially all of the optical networking and carrier Ethernet assets of Nortel’s Metro Ethernet Networks (MEN) business in North America, the Caribbean, Latin America and Asia has been approved by both the United States Bankruptcy Court for the District of Delaware and the Ontario Superior Court of Justice. Ciena has also entered into a separate agreement with Nortel and the Joint Administrators to acquire substantially all of the optical networking and carrier Ethernet assets of the MEN business in Europe, the Middle East and Africa (EMEA).
As previously announced, Ciena has been granted early termination of the antitrust waiting period under the Hart-Scott-Rodino Act and has received notification of termination of the applicable waiting period under the Canadian Competition Act. The transaction remains subject to additional regional regulatory clearances as well as customary closing conditions. In the EMEA region, the transaction is subject to statutory information-sharing and consultation processes with the relevant employee representatives, as well as approval of the courts in France and Israel. The transaction is expected to close in the first calendar quarter of 2010.
Additional information about this proposed transaction is available on Ciena’s website at http://www.ciena.com.
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About Ciena
Ciena specializes in practical network transition. We offer leading network infrastructure solutions, intelligent software and a comprehensive services practice to help our customers use their networks to fundamentally change the way they compete. With a global presence, Ciena leverages its heritage of practical innovation to deliver maximum performance and economic value in communications networks worldwide. We routinely post recent news, financial results and other important announcements and information about Ciena on our website. For more information, visit www.ciena.com.

Ciena Obtains Court Approvals for Acquisition of Nortel’s Optical Networking and Carrier Ethernet Assets / December 2, 2009 /

Note to Investors
Forward-looking statements. This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements include statements regarding Ciena’s expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. Forward-looking statements relating to the transaction described herein include, but are not limited to, statements about the benefits of the transaction, including future financial and operating results, accretion to earnings per share arising from the transaction, whether and when the transaction contemplated will be consummated, and the combined company’s plans, expectations, objectives, and intentions. These statements are based on information available to Ciena as of the date hereof and actual results could differ materially from those stated or implied. These statements are subject to risks and uncertainties associated with Ciena’s business, which include the risk factors disclosed in Ciena’s Form 10-Q filed with the SEC on September 3, 2009. Risks relating to the proposed transaction include, but are not limited to: bankruptcy and regulatory approvals may not be obtained; the anticipated benefits and synergies of the proposed transaction may not be realized; the integration could be materially delayed or may be more costly or difficult than expected; and the proposed transaction may not be consummated. Ciena assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.